Exhibit 99.1

April 14, 2016

CONSENT OF DR. J. GREGORY WIRTH

United States Securities and Exchange Commission

In connection with UroGen Pharma Ltd.’s (the “Company”) Registration Statement on Form F-1 (the “Registration Statement”), I, Dr. J. Gregory Wirth, hereby consent to the inclusion in the Company’s Registration Statement of the following:

1.	Images showing pre-treatment and post-MitoGel treatment results from one low-grade UTUC patient in the Compassionate Use program.

Yours truly,

/s/ Dr. J. Gregory Wirth
Dr. J. Gregory Wirth